CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Rory J. Cutaia, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

1.	the Quarterly Report on Form 10-Q of Verb Technology Company, Inc. for the quarterly period ended March 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Verb Technology Company, Inc.

May 15, 2019

/s/ Rory Cutaia
Rory J. Cutaia
President, Secretary, Chief Executive Officer,
Director, and Principal Executive Officer